SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                            ________________

                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) June 1, 1995


                         SEARS, ROEBUCK AND CO.

           (Exact name of registrant as specified in charter)


   New York                      1-416                   36-1750680
(State or Other               (Commission             (IRS Employer
Jurisdiction of               File Number)
Identification No.) Incorporation)



Sears Tower, Chicago, Illinois                               60684
(Address of principal executive offices)                    (Zip Code)







Registrant's telephone number, including area code (312)
875-2500

Item 5.     Other Events.

      On June 1, 1995, the Registrant's subsidiary The
Allstate Corporation issued the press release attached hereto as Exhibit 99.



Item 7.     Financial Statements, Pro Forma Financial
            Information and Exhibits.

99.         Press release of The Allstate Corporation issued
            June 1, 1995.

                               SIGNATURES





            Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          SEARS, ROEBUCK AND CO.





Date:  June 2, 1995                 By:   /S/JAMES M. DENNY
                                          JAMES M. DENNY
                                          Vice Chairman and Acting
                                          Chief Financial Officer

                              EXHIBIT INDEX




      99. Press release of The Allstate Corporation issued June 1, 1995.

                                                              Exhibit 99

The Allstate Corporation
NEWS

                                          FOR MORE INFORMATION:
                                          Allstate Media Relations
                                          708-402-5600


FOR IMMEDIATE RELEASE


ALLSTATE REPORTS ESTIMATED LOSSES FOR TEXAS HAIL STORMS

NORTHBROOK, Ill., June 1, 1995 -- The Allstate Corporation (NYSE: ALL) announced today that it expects estimated losses of $200 million from the hail storms that hit the Dallas and Irving, Texas areas on April 29 and May 5, 1995. The company expects approximately 75,000 total claims for the two storms. Based on this estimate, the after-tax impact on Allstate's earnings is expected to be $130 million in the second quarter. The company noted that the establishment of estimated losses is an inherently uncertain process and there can be no assurance that ultimate losses will not exceed this estimate.

The Allstate Corporation is the parent of Allstate Insurance Company, the nation's largest publicly held personal lines insurance company, with more than 20 million customers and approximately 14,500 full-time agents in the U.S. and Canada. Allstate is also a major life insurer. Sears established Allstate in 1931 and currently owns 80.3 percent of Allstate's outstanding common stock.